Exhibit 10.7

AMENDED AND RESTATED FIRST PREFERRED FLEET MORTGAGE

on the United States flag vessels

ATCHAFALAYA BAY	HELGE HOVLAND
BEACHCOMBER	ISLE DERNIERE
BULL DOG	LANCASTER
CALCASIEU PASS	LOUISIANA
COTE BLANCHE BAY	MARSH ISLAND
DIAMOND REEF	MISSISSIPPI SOUND
FLEETON	RACHEL BURTON
FROSTY MORN	RAPPAHANNOCK
G.P. AMELIA	SMITH ISLAND
G.P. ANNA	SMUGGLER’S POINT
G.P. CHAUVIN	TERREBONNE BAY
GRAND ISLE	TIDELANDS
GUSSIE J. FLYNN

given by

OMEGA PROTEIN, INC.

in favor of

WILMINGTON TRUST COMPANY,

not in its individual capacity,

but solely as Trustee of the

Omega Master Vessel Trust 2012

dated

March 21, 2012

SYNOPSIS OF MORTGAGE

Name and Official

Numbers of Vessels:

	ATCHAFALAYA BAY	O.N. 539603
	BEACHCOMBER	O.N. 288224
	BULL DOG	O.N. 581304
	CALCASIEU PASS	O.N. 651261
	COTE BLANCHE BAY	O.N. 509347
	DIAMOND REEF	O.N. 517603
	FLEETON	O.N. 570668
	FROSTY MORN	O.N. 276926
	G.P. AMELIA	O.N. 943917
	G.P. ANNA	O.N. 943908
	G.P. CHAUVIN	O.N. 944035
	GRAND ISLE	O.N. 541024
	GUSSIE J. FLYNN	O.N. 563509
	HELGE HOVLAND	O.N. 571186
	ISLE DERNIERE	O.N. 618126
	LANCASTER	O.N. 556177
	LOUISIANA	O.N. 270596
	MARSH ISLAND	O.N. 532142
	MISSISSIPPI SOUND	O.N. 563685
	RACHEL BURTON	O.N. 298819
	RAPPAHANNOCK	O.N. 650997
	SMITH ISLAND	O.N. 563942
	SMUGGLER’S POINT	O.N. 651567
	TERREBONNE BAY	O.N. 508200
	TIDELANDS	O.N. 501955

Type of Instrument:	Amendment to First Preferred Fleet Mortgage

Date of Instrument:	March 21, 2012

Name of Shipowner (Percentage of Vessels owned):	OMEGA PROTEIN, INC. (100%)

Address of Shipowner:	2105 Citywest Blvd., Suite 500 Houston, Texas 77042-2838

Name of Mortgagee:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee of the Omega Master Vessel Trust 2012 (100%)

Address of Mortgagee:	Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-0001 Attention: Corporate Trust Administration

Total Amount of Mortgage:	$140,000,000.00 (exclusive of interest, fees, expenses and performance of mortgage covenants)

Synopsis of Mortgage - ii

AMENDED AND RESTATED FIRST PREFERRED FLEET MORTGAGE

THIS AMENDED AND RESTATED FIRST PREFERRED FLEET MORTGAGE (this “Mortgage”) dated March 21, 2012 is given by OMEGA PROTEIN, INC., a Virginia corporation (the “Shipowner”) with offices at 2105 Citywest Blvd., Suite 500, Houston, Texas 77042, in favor of WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee of the OMEGA MASTER VESSEL TRUST 2012, a Delaware statutory trust (the “Mortgagee”) with offices at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

RECITALS

A. The Shipowner is the sole legal and beneficial owner of the whole of each of the following vessels:

Name	Official No.
ATCHAFALAYA BAY	539603
BEACHCOMBER	288224
BULL DOG	581304
CALCASIEU PASS	651261
COTE BLANCHE BAY	509347
DIAMOND REEF	517603
FLEETON (formerly AET NUECES)	570668
FROSTY MORN	276926
G.P. AMELIA	943917
G.P. ANNA	943908
G.P. CHAUVIN	944035
GRANDE ISLE	541024
GUSSIE J. FLYNN	563509
HELGE HOVLAND	571186
ISLE DERNIERE	618126
LANCASTER	556177
LOUISIANA	270596
MARSH ISLAND	532142
MISSISSIPPI SOUND	563685
RACHEL BURTON	298819
RAPPAHANNOCK (formerly AET HARRIS)	650997
SMITH ISLAND	563942
SMUGGLER’S POINT	651567
TERREBONNE BAY	508200
TIDELANDS	501955

each duly documented in the name of the Shipowner under the laws and flag of the United States of America (each, a “Vessel” and collectively, the “Vessels”); and

B. The Vessels are subject to and more particularly described in that certain First Preferred Fleet Mortgage (as amended or supplemented from time to time in accordance with its terms, called the “Existing Mortgage”) dated October 21, 2009 executed by Shipowner in favor of Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”), and filed for record with the United States Coast Guard National Documentation Center (the “NVDC”) under Batch No. 716993, Document ID 11197832, as supplemented by that certain Supplement No. 1 to First Preferred Fleet Mortgage dated July 21, 2011 executed by Shipowner in favor of Wells Fargo, and filed for record with the NVDC under Batch No. 839322, Document ID 14473528, reference to each of which is hereby made for all purposes; and

C. As more fully described in the Existing Mortgage, pursuant to that certain Loan Agreement (as amended from time to time in accordance with its terms, called the “Existing Loan Agreement”) dated as of October 21, 2009, among Omega Protein Corporation, a Nevada corporation (“Omega”), the Shipowner (who, together with Omega are hereinafter collectively referred to as the “Borrowers” and individually, a “Borrower”), each subsidiary of Omega listed as a “Guarantor” on the signature pages thereto, and Wells Fargo, and other documents executed in connection therewith, Wells Fargo agreed to make available to the Borrowers a revolving credit facility (which included a sub-facility for issuance of letters of credit) up to $35,000,000.00 and to enter into various interest rate, commodity, currency hedging or swap transactions up to $25,000,000.00 and provide certain treasury or cash management services up to $7,500,000.00; and

D. The Borrowers and Shipowner have requested, and Wells Fargo has agreed, to assign the Existing Mortgage to the Mortgagee and thereafter to amend and restate the Existing Mortgage with Mortgagee pursuant to the terms and conditions of this Mortgage; and

E. Pursuant to that certain Amended and Restated Loan Agreement (as amended from time to time in accordance with its terms, called the “Loan Agreement”) dated as of the date hereof, among Borrowers, each subsidiary of Omega listed as a “Guarantor” on the signature pages thereto, and the financial institutions from time to time party thereto (the “Lenders”), and Wells Fargo, as Administrative Agent, Swing Line Lender and Issuing Lender, which amends and restates in its entirety the Existing Loan Agreement, and other documents executed in connection therewith, the Lenders have agreed to make available to the Borrowers a revolving credit facility (which includes sub-facilities for issuance of letters of credit and swingline loans) up to $60,000,000.00 with an accordion feature that allows for the expansion of the facility upon satisfaction of prescribed conditions up to an aggregate of $70,000,000.00 and to enter into various interest rate, commodity, currency hedging or swap transactions and provide certain treasury or cash management services up to an aggregate amount of $70,000,000.00, and the form of Loan Agreement, without Schedules or Exhibits, is attached as Schedule I hereto and incorporated herein by reference; and

F. Pursuant to that certain Master Vessel Trust Agreement, dated as of the date hereof, the Administrative Agent and Wilmington Trust Company formed the Mortgagee for the purpose of holding various collateral, including this Mortgage, for the benefit of the Administrative Agent; and

G. Pursuant to that certain Assignment of First Preferred Fleet Mortgage, dated as of the date hereof, and being filed and recorded with the NVDC immediately prior to the filing and recordation of this Mortgage, Wells Fargo assigned the Existing Mortgage to the Mortgagee, for the benefit of the Administrative Agent; and

H. The Shipowner, in order to secure the repayment of all amounts from time to time due under the Loan Agreement and the other Loan Documents and the performance and observance of and compliance with the covenants, terms and conditions contained in the Loan Agreement, this Mortgage and the other Loan Documents, has duly authorized the execution and delivery of this Amended and Restated First Preferred Fleet Mortgage under and pursuant to the United States Ship Mortgage Act of 1920, as amended and recodified at 46 U.S.C. § 31301 et seq. (the “Ship Mortgage Act”), which is intended to amend and restate the Existing Mortgage in its entirety.

NOW THEREFORE, THIS MORTGAGE WITNESSETH (with defined terms used herein and not otherwise defined having the respective meanings ascribed thereto in the Loan Agreement and the rules of interpretation set forth in Section 1.02 thereof applying hereto):

That in consideration of the premises and of the sums loaned and to be loaned as above recited and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the payment when due of all amounts owed by the Loan Parties under the Loan Agreement and the other Loan Documents in accordance with the terms thereof, and the payment of all other sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and to secure the performance and observance by each Loan Party of, and the compliance by each Loan Party with, all of the covenants, terms and conditions contained herein and in the Loan Agreement and the other Loan Documents, the Shipowner and the Mortgagee by these presents do hereby amend and restate the Existing Mortgage with this Mortgage, and the Shipowner does hereby grant, convey, mortgage, pledge, assign, transfer, set over and confirm the whole of the Vessels unto the Mortgagee, its successors and assigns, together with all of their engines, machinery, masts, bowsprits, spars, rigging, nets, boats, anchors, chains, cables, tackle, apparel, fuel, furniture, fittings and equipment and all other appurtenances to the Vessels appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, all fishing licenses and permits and all rights and benefits incident thereto, and all additions, improvements and replacements hereafter made in or to the Vessels, or any part thereof, or in or to the equipment and appurtenances aforesaid, all of which shall be deemed to be included in the term “Vessels” as used in this Mortgage;

TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms herein set forth for the enforcement of the payment of amounts owed by the Loan Parties under the Loan Agreement and the other Loan Documents and to secure the performance and observance by each Loan Party of, and compliance by each Loan Party with, the covenants, terms and conditions in this Mortgage and in the Loan Agreement and the other Loan Documents contained, such payment and performance obligations being described as the “Secured Obligations” in the Loan Agreement;

PROVIDED, ONLY, and the conditions of these presents are such, that if the Shipowner or any other Loan Party shall pay or cause to be paid to the Mortgagee the principal of the indebtedness aforesaid and interest thereon as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Loan Agreement and the other Loan Documents and all other such sums as may hereafter become secured by this Mortgage in accordance with the terms hereof, and the Shipowner and each other Loan Party shall perform, observe and comply with all the covenants, terms and conditions in the Loan Agreement, this Mortgage and the other Loan Documents, expressed or implied, to be performed, then these presents and the rights hereunder shall cease, determine and be void, otherwise to be and remain in full force and effect.

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the property above described is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

ARTICLE I

COVENANTS OF THE SHIPOWNER

The Shipowner hereby covenants and agrees with the Mortgagee as follows:

Section 1.01. Payment of Secured Obligations. The Shipowner shall pay and perform the Secured Obligations, including the payment when due of the indebtedness evidenced as aforesaid and interest thereon and the observance, performance and compliance with each and every one of the covenants, terms and conditions herein and in the Loan Agreement and the other Loan Documents, expressed or implied, on its part to be observed, performed or complied with.

Section 1.02. Corporate Covenants. The Shipowner was duly organized and is now validly existing as a corporation under the laws of the Commonwealth of Virginia; it is now and shall remain during the life of this Mortgage an “eligible owner” within the meaning of 46 U.S.C. § 12103(b), and any and all successor statutes thereto, and any and all regulations promulgated under any thereof, satisfying the ownership requirements of 46 U.S.C. § 12113(c) and 46 C.F.R. § 356.3(e), and any and all successor statutes thereto, and any and all regulations promulgated under any thereof, and qualified under applicable law to engage in the U.S. Fisheries Trade; it is duly authorized to mortgage the Vessels; and all corporate actions necessary and required by law for the execution and delivery of this Mortgage have been duly and effectively taken.

Section 1.03. Title. The Shipowner lawfully holds title to and is lawfully possessed of the Vessels free from any Lien whatsoever, or any commitment to make the Vessels available for charter or sale or use by any Governmental Authority, other than the Lien of this Mortgage and any other Permitted Liens. The Shipowner shall warrant and defend the title to, and the lawful possession of, each of the Vessels, and every part thereof, for the benefit of the Mortgagee against the claims and demands of all Persons whomsoever.

Section 1.04. Conformance to Ship Registration Laws. The Shipowner, at its sole cost and expense, shall comply with and satisfy all the provisions and requirements of the Ship Mortgage Act and the American Fisheries Act of 1998, Public L. No. 105-277, 122 Stat. 2681, 2681-616 (codified in scattered sections of 46 U.S.C.) (as amended, the “Fisheries Act”), and any and all successor statutes thereto, and any and all regulations thereunder, in order to establish and maintain this Mortgage as a first preferred fleet mortgage thereunder upon the Vessels and upon all renewals, improvements and replacements made in or to the same.

Section 1.05. No Violation of Laws. The Shipowner further covenants that it shall not cause or permit the Vessels to be operated in any manner contrary to law and shall not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessels to penalty, forfeiture or capture, and shall not do, or suffer or permit to be done, anything that can or may injuriously affect the documentation of any Vessel under the laws and regulations of the United States and shall at all times keep each of the Vessels duly documented thereunder.

Section 1.06. Payment of Taxes. The Shipowner shall pay and discharge when due and payable, from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed on the Vessels or any income therefrom, unless the same are being contested in good faith by legal proceedings being diligently pursued, adequate reserves have been established on the books of the Shipowner with respect thereto and there exists no danger of arrest, forfeiture or sale of any Vessel by reason of the non-payment thereof.

Section 1.07. No Right to Grant Liens. None of the Shipowner, any charterer, the Master of any of the Vessels, or any other Person, has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon the Vessels, any Lien whatsoever other than the Lien of this Mortgage and other Permitted Liens.

Section 1.08. Notice of Mortgage. The Shipowner shall place or cause to be placed, and at all times and places shall retain or cause to be retained, a properly certified copy of this Mortgage on board each of the Vessels with her papers and shall cause such certified copy and such papers to be exhibited to any and all Persons having business therewith that might give rise to any Lien thereon other than Liens for crew’s wages and salvage, and to any representative of the Mortgagee; and shall place or cause to be placed and keep prominently displayed or cause to be prominently displayed in the chart room and in the Master’s cabin of each of each Vessel a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is documented in the name of OMEGA PROTEIN, INC. and is covered by an AMENDED AND RESTATED FIRST PREFERRED FLEET MORTGAGE given to WILIMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee of the Omega Master Vessel Trust 2012 under authority of the United States Ship Mortgage Act of 1920, as amended, recodified at 46 U.S.C. § 31301 et seq., as amended. Under the terms of said Mortgage, neither the Shipowner, any charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew’s wages and salvage.”

Section 1.09. No Liens. Except for Permitted Liens, the Shipowner shall not create or suffer to be continued any Lien on any Vessel or any income therefrom and in due course shall pay or cause to be paid or discharged or make adequate provision for the payment or discharge of all claims or demands that, if not paid or discharged, might result in the creation of such a Lien and shall cause the Vessel to be released or discharged from each such Lien therefor.

Section 1.10. Judicial Action. If any judicial action is commenced against any of the Vessels or if any of the Vessels is otherwise attached, levied upon, or taken into custody or detained by any proceeding in any court or tribunal or by any government or other authority, the Shipowner shall promptly notify the Mortgagee or cause the Mortgagee to be notified promptly in accordance with Section 3.05 hereof and shall cause such Vessel to be released and all Liens thereon to be discharged other than the Lien of this Mortgage and any other Permitted Lien, and shall promptly notify the Mortgagee or shall cause the Mortgagee to be notified promptly thereof in the manner aforesaid.

Section 1.11. Maintenance of Vessels. The Shipowner shall at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, each of the Vessels in good running order and repair, so that each of the Vessels shall be, in so far as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and in good operating condition. Each of the Vessels shall, and the Shipowner covenants that it shall, at all times comply with all applicable laws, treaties and conventions of the United States, and the rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. Unless otherwise required by applicable law, the Shipowner shall not make, or permit to be made, any substantial change in the structure, type and speed of any of the Vessels or change in any of the Vessels’ rigs, without the prior written approval of the Mortgagee.

Section 1.12. Inspection of Vessels. Subject to any applicable restrictions in the Loan Agreement, the Shipowner shall at all times afford the Mortgagee or its authorized representatives, at the risk and expense of the Shipowner, full and complete access to each of the Vessels at any time (and in the absence of an Event of Default, upon reasonable prior notice) and from time to time during normal business hours for the purpose of inspecting the same and her cargo and papers and, at the request of the Mortgagee, the Shipowner shall deliver for inspection copies of any and all contracts and documents relating to the Vessels, whether on board or not.

Section 1.13. No Change in Flag. So long as this Mortgage shall remain outstanding, the Shipowner shall not transfer or change the flag of any of the Vessels without the prior written consent of the Mortgagee, and any such written consent to any one transfer or change of flag shall not be construed to be waiver of this provision with respect to any subsequent proposed transfer or change of flag.

Section 1.14. No Sale or Transfer. Except as expressly permitted by the Loan Agreement, the Shipowner shall not sell, mortgage, transfer, charter or transfer the management of any Vessel without the prior written consent of the Mortgagee, and any such written consent to any one such sale, mortgage, transfer, charter or transfer of management shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, transfer, charter or transfer of management. Any such sale, mortgage, transfer, charter or transfer of the management of any Vessel shall be subject to the provisions of this Mortgage and the Lien it creates.

Section 1.15. Insurance.

(a) The Shipowner shall, at its sole cost and expense, when and so long as this Mortgage shall be outstanding, insure the Vessels and keep each Vessel insured, in lawful money of the United States, for an amount not less than the full commercial value of such Vessel. No Vessel shall in any event be insured for an amount less than the agreed valuation as set forth in the applicable marine and war risk policies. Such insurance shall cover marine and war risk perils, on hull and machinery, and shall be maintained in the broadest forms available in the American or British insurance markets or such other markets as may be satisfactory to the Mortgagee. No Vessel shall operate in or carry any cargoes or proceed into any area then excluded by trading warranties under its marine or war risk policies (including protection and indemnity) without obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Mortgagee.

(b) The policy or policies of insurance shall be issued by responsible underwriters acceptable to the Mortgagee, shall contain the conditions, terms, stipulations and insuring covenants satisfactory to the Mortgagee in its reasonable judgment and shall be kept in full force and effect by the Shipowner so long as this Mortgage shall be outstanding. All such policies, binders, cover notes and other interim insurance contracts shall be executed and issued in the name of the Shipowner and shall, to the extent that the Mortgagee shall require, provide that loss be payable to the Mortgagee for distribution by it to itself and the Shipowner as their respective interests may appear and shall provide for at least thirty (30) days’ prior notice to be given the Mortgagee by the broker and/or underwriters in the event of cancellation or material alteration. The Mortgagee (and such other Persons as the Mortgagee may designate from time to time) shall be named as co-assureds on all such policies, cover notes and insurance contracts but without liability of the Mortgagee or any such other Person for premiums or calls. All such cover notes, and if requested by the Mortgagee at any time and from time to time all such policies, binders and other interim insurance contracts, shall be deposited with the Mortgagee. The Shipowner shall furnish or cause to be furnished to the Mortgagee annually a detailed report signed by a firm or firms of marine insurance brokers satisfactory to the Mortgagee as to the insurance maintained in respect of the Vessels, as to their opinion that such insurances are at least comparable to that which is customarily maintained for properties of a similar character employed under similar conditions’ of operation by prudent companies engaged in a similar business and as to compliance with the provisions of this Section 1.15. In addition, the Shipowner shall maintain or cause to be maintained protection and indemnity insurance and coverage that is carried and maintained for properties of a similar character employed under similar conditions of operation by prudent companies engaged in a similar business and in the maximum available amount on commercially reasonable terms against pollution liability, through underwriters or associations acceptable to the Mortgagee and in the maximum amount available with respect to coverage other than pollution liability that is carried and maintained for properties of a similar character employed under similar conditions of operation by prudent companies engaged in a similar business; provided, however, that war risk protection and indemnity insurance shall be in an amount not less than the amount of insurance against total loss. Such insurance policies shall provide for at least thirty (30) days’ prior written notice to be given to the Mortgagee by the underwriters or association in the event of cancellation or material alteration or the failure of the Shipowner to pay any premium or call that would suspend coverage under the policy or the payment of a claim thereunder. The Shipowner shall furnish a copy of each insurance policy with respect to any Vessel to the Mortgagee.

Unless otherwise required by the Mortgagee by notice to the underwriters, although the following insurance is payable to the Mortgagee, so long as no Event of Default exists, any loss in an amount of less than $5,000,000.00 under any insurance on the Vessels with respect to protection and indemnity risks may be paid directly to the Shipowner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the Person to whom any liability covered by such insurance has been incurred. Any loss under any insurance with respect to the Vessels involving any damage to any Vessel (other than a loss under any insurance on the Vessels with respect to protection and indemnity risks), shall be paid directly to the Mortgagee for application pursuant to Section 2.10 hereof in the event that either (i) the loss is in an amount of $5,000,000.00 or more, or (ii) an Event of Default exists.

(c) The Shipowner shall not declare or agree with the underwriters that any Vessel is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Mortgagee.

(d) The Shipowner shall comply with and satisfy all of the provisions of any applicable law, rule, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or any of the Vessels with respect to pollution including, without limitation, the U.S. Water Pollution Control Act, as amended by the Water Pollution Control Act Amendment of 1972 and as it may be further amended, the Oil Pollution Act of 1990, as amended from time to time, and the Hazardous Materials Transportation Act, as amended from time to time, and shall maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which any of the Vessels from time to time is engaged and the cargoes carried by it.

Section 1.16. Reimbursement of Expenditures. The Shipowner shall reimburse the Mortgagee on demand, with interest at the highest rate of interest otherwise in effect under the Loan Agreement (not including any default rate then in effect) plus two percent (2.00%) per annum, for any and all expenditures that the Mortgagee may from time to time make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of Liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys’ fees and other matters as the Shipowner is obligated herein to provide, but fails to provide. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of any default in that respect.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

Section 2.01. Remedies. If an Event of Default shall exist, then and in each and every such case the Mortgagee shall have the right to:

(a) Exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by the provisions of applicable law, including, but not limited to, the provisions of the Ship Mortgage Act;

(b) Bring suit at law, in equity or in admiralty, as the Mortgagee may determine, to recover judgment for any and all amounts due under Loan Agreement, any other Loan Document or otherwise hereunder, and collect the same out of any and all property of the owner whether covered by this Mortgage or otherwise;

(c) To the extent permitted by, and subject to, applicable law (including, without limitation, the Fisheries Act and the regulations promulgated pursuant thereto), take the Vessels, or any of them, wherever the same may be, without legal process and without being responsible for loss or damage; and the Shipowner or other Person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessels, as demanded by the Mortgagee, and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use the Vessels, or any of them, for such time and upon such terms as it may deem to be for its best advantage, accounting only for the net profits, if any, arising from such use and charging all receipts from such use or from the sale of the Vessels, or any of them, by court proceedings or pursuant to Subsection (d) next following, and all costs, expenses, charges, damages or losses by reason of such; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessels or any of them and shall take any such Vessel, the Mortgagee shall have the right to dock such Vessel or Vessels for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock it or them at any other place at the cost and expense of the Shipowner; and

(d) To the extent permitted by, and subject to, applicable law (including, without limitation, the Fisheries Act and the regulations promulgated pursuant thereto), and without being responsible for loss or damage, where it has acted reasonably and in good faith, sell the Vessels or any of them at any place and at such time as the Mortgagee may specify and in such manner as the Mortgagee may deem advisable free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice (in the case of a public sale) of the time and place of sale with a general description of the property in the following manner:

(i) By publishing such notice for five (5) consecutive days in a daily newspaper of general circulation published in Houston, Texas;

(ii) If the place of sale should not be Houston, Texas, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(iii) By sending a similar notice by telex or telecopier confirmed by registered mail to the Shipowner at its address hereinafter set forth on or before the day of first publication.

Section 2.02. Effect of Sale; Credit Bids. Any sale of any Vessel made pursuant to this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all Persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of such sale, any Lender shall be entitled, for the purpose of mailing settlement or payment for the property purchased to use and apply the unpaid balance of any amount owed to any Lender pursuant to the Loan Agreement or any other Loan Document in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to such Lender after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net purchase price that shall have been so credited. At such sale, any Lender may bid for and purchase such property, and upon compliance with the terms of sale and to the extent permitted by, and subject to, applicable law (including, without limitation, the Fisheries Act and the regulations promulgated pursuant thereto) may hold, retain and dispose of such property without further accountability therefor.

Section 2.03. Conveyance; Title. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner, coupled with an interest in the Vessels, to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, good conveyance of the title to any Vessel so sold. In the event of a sale of the Vessels or any of them, the Shipowner shall, if and when required by the Mortgagee, execute such form of conveyance of such Vessels or Vessel as the Mortgagee may direct or approve. This appointment as attorney-in-fact shall not create any fiduciary relationship or obligation on the part of the Mortgagee.

Section 2.04. Collection of Accounts, Insurance, Etc. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner, coupled with an interest in the Vessels, to demand, collect, receive, compromise and sue for, in the name of the Shipowner, so long as any Event of Default shall exist and so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of any of the Vessels, and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due during the existence of the Event of Default in respect of any of the Vessels or in respect of any insurance thereon from any Person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. This appointment as attorney-in-fact shall not create any fiduciary relationship or obligation on the part of the Mortgagee.

Section 2.05. Possession. Whenever any right to enter and take possession of any of the Vessels accrues to the Mortgagee, the Mortgagee may require the Shipowner to deliver, and the Shipowner shall on such demand, at its own cost and expense, deliver such Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessels and the freights, hire, earnings, issues, revenues, income and profits due or to become due arising from the operation thereof.

Section 2.06. Court Action. The Shipowner hereby authorizes and empowers the Mortgagee or its appointees or any of them, so long as any Event of Default shall exist, to appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against any of the Vessels because of or on account of any alleged Lien against such Vessel from which such Vessel has not been released and to take such proceedings as to the Mortgagee or its appointees or any of them may seem proper towards the defense of such suit and the purchase or discharge of such Lien, and all expenditures made or incurred by them or any of them for the purpose of such defense, purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 2.07. Rights Cumulative. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee or by the Administrative Agent or any Lender in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence thereof; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of any amount payable pursuant to the Loan Agreement or any other Loan Document maturing after any Event of Default or of any payment on account of any past Event of Default, be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

Section 2.08. Cure by Shipowner. If at any time an Event of Default exists, or after acceleration of the Obligations, and prior to the actual sale of any of the Vessels by the Mortgagee or prior to any foreclosure proceedings, the Shipowner offers to cure completely all Events of Default and to pay all out-of-pocket expenses, advances and damages to the Mortgagee arising from such Events of Default, with interest payable pursuant to the Loan Agreement and the other Loan Documents; then the Mortgagee may, but shall have no obligation to, accept such offer and restore the Shipowner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

Section 2.09. Restoration of Position after Suit. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their respective former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken, and this Mortgage shall remain in full force and effect.

Section 2.10. Application of Proceeds. The proceeds of the sale of any of the Vessels or of any insurance maintained on any of the Vessels and the net earnings of any charter operation or other use thereof by the Mortgagee under any of the powers herein specified pursuant to or under the terms of this Mortgage or in any proceedings hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows:

FIRST: To the payment of all fees, costs, expenses and charges, including the expenses of any sale, the expenses of any retaking, attorneys’ fees, court costs, and any other expenses or advances made or incurred by the Mortgagee in the protection of its rights or the pursuance of its remedies hereunder, and to provide adequate indemnity against Liens claiming priority over or equality with the Lien of this Mortgage;

SECOND: To the Administrative Agent for application in accordance with the Loan Agreement and the other Loan Documents; and

THIRD: To the payment of any surplus thereafter remaining to the Shipowner or to whomsoever may be lawfully entitled thereto.

In the event that the proceeds and amounts referred to above received by the Mortgagee are insufficient to pay in fill the amounts specified in paragraphs “FIRST” and “SECOND” above, the Mortgagee shall be entitled to collect the balance from the Shipowner or from any other Person or entity liable therefor.

Section 2.11. Replacement of Equipment. So long as no Event of Default exists, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessels and (b) shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, but subject to the applicable terms of the Loan Agreement, to dispose of, free from the Lien hereof, any engines, machinery, bowsprits, masts, spars, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings or equipment or any other appurtenances to the Vessels that are no longer useful, necessary, profitable or advantageous in the operation of the Vessels, first or simultaneously replacing the same by new engines, machinery, bowsprits, masts, spars, rigging, boats, anchors, chains, cables, tackle, apparel, furniture, fittings, equipment or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become, automatically and without necessity of any action on the part of any Person, subject to the Lien of this Mortgage as a first preferred fleet mortgage thereon.

ARTICLE III

SUNDRY PROVISIONS

Section 3.01. Summary of Terms. The total amount of the direct or contingent obligations that is or may be secured by this Mortgage is $140,000,000.00 (exclusive of interest, costs, expenses and fees). Of this amount, $70,000,000.00 is attributable to the obligations under the Loan Agreement and $70,000,000.00 is attributable to the obligations under the various Secured Hedge Agreement(s) and Secured Cash Management Agreement(s) (as such terms are defined in the Loan Agreement), both of which constitute “Secured Obligations” under and as is defined in the Loan Agreement. The date of maturity of this Mortgage is the earliest to occur of (a) March 21, 2017, (b) the date of termination of the entire Revolving Credit Commitment by the Borrowers pursuant to the Loan Agreement, or (c) the date of termination of the Revolving Credit Commitment pursuant to the Loan Agreement. The discharge amount of this Mortgage is the same as the total amount and there is no separate discharge amount for each Vessel. It is not intended that this Mortgage shall include property other than the Vessels, and it shall not include property other than the Vessels as the term “vessel” is used in Subsection (c)(2) of Section 31322 of Title 46 United States Code, as amended. Notwithstanding the foregoing, for property other than the Vessels, if any should be determined to be covered by this Mortgage, the discharge amount is one one-hundredth of one percent (0.01%) of the total amount.

Section 3.02. Successors and Assigns. All the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its permitted successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns.

Section 3.03. Agents of Mortgagee. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power and authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 3.04. Invalidity. If any one or more of the provisions of this Mortgage should at any time for any reason be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Mortgage or the validity of this Mortgage as a whole.

Section 3.05. Notice. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to any party, at the following address:

if to the Mortgagee, to it at the following address:

Wilmington Trust Company, as Trustee

Omega Master Vessel Trust 2012

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

Telecopier: +1-302-636-4140

if to the Shipowner, to it at the following address:

Omega Protein, Inc.

2105 Citywest Blvd., Suite 500

Houston, Texas 77042-2838

Attention: Andrew Johannesen

Telecopier: +1-713-940-6122

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 3.05. All such notices and other communications shall be effective, (a) if mailed, when received or three (3) Business Days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation received, or (c) if delivered, upon delivery.

Section 3.06. Preferred Status of Mortgage. Notwithstanding anything contained herein to the contrary, nothing herein shall waive the preferred status of this Mortgage under the Ship Mortgage Act or under the corresponding provisions of any act in any other jurisdiction in which it is sought to be enforced and that, if any provision or portion of this Mortgage shall be construed to waive its preferred status, then such provision or portion to such extent shall be void and of no effect.

Section 3.07. Choice of Law. This Mortgage shall be governed by, and construed in accordance with, the federal maritime laws of the United States of America and, to the extent such laws are inapplicable, by the laws of the State of Texas, except the rules governing conflicts of law.

Section 3.08. Further Assurances. The Shipowner hereby undertakes at its own cost and expense to execute, sign, perfect, do and (if required), register every such further assurance, document, act or thing reasonably necessary or advisable for the purpose of maintaining or perfecting or exercising the security constituted by this Mortgage.

Section 3.09. Remedies Not Exclusive. Each and every power and remedy in this Mortgage specifically given to the Mortgagee shall be in addition to every other power and remedy herein specifically given or now or hereafter existing at law, in equity, admiralty, or by statute, and each and every power and remedy, whether specifically in this Mortgage given or otherwise existing, may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the commencement of the exercise of any such power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy under this Mortgage.

Section 3.10. No Waiver. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Shipowner and the Mortgagee.

[Remainder of page blank; signature page follows.]

IN WITNESS WHEREOF, the Shipowner and the Mortgagee have executed thus Mortgage on the day and year first above written.

SHIPOWNER:

OMEGA PROTEIN, INC.

By:	/s/ Andrew Johannesen
Andrew Johannesen
Vice President and Chief Financial Officer

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on March 21, 2012, by Andrew Johannesen, Vice President and Chief Financial Officer of Omega Protein, Inc., a Virginia corporation, on behalf of said corporation.

/s/ Lisa Duffy
Notary Public, State of Texas

Signature Page 1 to Amended and Restated First Preferred Fleet Mortgage

MORTGAGEE:

WILIMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee of the Omega Master Vessel Trust 2012

By:	/s/ Adam Vogelsong
Name:	Adam Vogelsong
Title:	Senior Financial Services Officer

THE STATE OF DELAWARE	§
§
COUNTY OF NEWCASTLE	§

This instrument was acknowledged before me on March 19, 2012, by Adam Vogelsong, the Senior Financial Services Officer of Wilmington Trust Company, a Delaware trust company, not in its individual capacity, but solely as Trustee of the Omega Master Vessel Trust 2012, on behalf of said trust company.

/s/ Patrick A. Kanar
Notary Public, State of Delaware

Signature Page 2 to Amended and Restated First Preferred Fleet Mortgage